Exhibit 5
                                 FOLEY & LARDNER
                          A T T O R N E Y S  A T  L A W

                               POST OFFICE BOX 240
                        JACKSONVILLE, FLORIDA 32201-0240
                             THE GREENLEAF BUILDING
                           200 LAURA STREET 32202-3527
                            TELEPHONE (904) 359-2000
                            FACSIMILE (904) 359-8700


                                 August 1, 1996


   NuMED Home Health Care, Inc.
   5770 Roosevelt Boulevard, Suite 700
   Clearwater, FL  34620

     RE:  Registration Statement on Form S-3

   Ladies and Gentlemen:

          This opinion is being furnished in connection with the Registration Statement on Form S-3 (the "Registration Statement"), of NuMED Home Health Care, Inc. (the "Company"), under the Securities Act of 1933, as amended (the "Act"), for the registration of 514,180 shares of common stock, par value $.001 (the "Shares").

          As counsel for the Company, we have examined and are familiar with
   (i) the Articles of Incorporation and Bylaws of the Company; (ii) the proceedings of the Board of Directors of the Company relating to the issuance of the Shares; and (iii) such other Company records, documents and matters of law as we have deemed to be pertinent.

          Based upon our examination of such documents and our familiarity with such proceedings, it is our opinion that:

          (a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Nevada.

          (b) The Shares are duly authorized, validly issued, fully paid and non-assessable.

          We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                       FOLEY & LARDNER



                                       By: /s/ Linda Y. Kelso